Exhibit 23.1



                     CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cintas Partner's Plan of Cintas Corporation of our report dated July 15, 1994, with respect to the consolidated financial statements of Cintas Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission



                                   \s\ Ernst & Young LLP
                                   Ernst & Young LLP

Cincinnati, Ohio
November 28, 1994